EXHIBIT 10.1

STOCK PLEDGE AND SECURITY AGREEMENT
THIS STOCK PLEDGE AND SECURITY AGREEMENT ("Pledge Agreement") is made this 6th day of May, 2016, by and among Digital Media Acquisition Group Corp. ("DMAGC") a Delaware corporation, Signal Point Telecommunications Corp. ("SPTC"), a New York corporation and Signal Share Software Development Corp. (to be renamed Signal Point Media Corp., "SPMC"), a Delaware corporation  and their successors and assigns, each with a principal place of business at 433 Hackensack Avenue 6th Floor, Hackensack, NJ 07601 (SPTC AND SPMC are collectively hereinafter referred to as the "Borrower"), to Brookville Special Purpose Fund, LLC, Veritas High Yield Fund, LLC and Allied International Fund, Inc., each with an address  of  One Beech Tree Lane, Brookville, NY 11545 (collectively hereinafter referred to as the "Note Holders and Secured Parties ").
WITNESSETH:
WHEREAS, pursuant to the United States District Court, Southern District of New York, Court Order executed and so ordered on April 11, 2016, by the  Honorable Vernon Broderick, United States District Judge (the "Court Order"), certain Notes, Security Agreements and UCC-1 financing statements (collectively, as amended, the "Loan Agreement"), and Omnibus Agreement dated April 7, 2016 (collectively, as amended, the Loan Agreement, Omnibus Agreement and Court Order"), the Note Holders and Secured Parties have extended to the Borrower certain credit and/or loan facilities pursuant to the Loan Agreement (collectively, the "Loans"); and
WHEREAS, Roomlinx Inc. is the owner of 100% of the outstanding shares of its wholly-owned subsidiary DMAGC, and has consented to the UCC-1 financing statement filed by Note Holders and Secured Parties against DMAGC and the pledge by DMAGC of 100% of the outstanding shares of Common Stock (collectively, the "Shares") of Signal Point Telecommunications Corp. and Signal Share Software Development Corp to the Note Holders and Secured Parties; and
WHEREAS, the obligation of the Note Holders and Secured Parties to make the Loans to the Borrower is subject to the condition, among others, that the Loans and all other obligations of Borrower under the Loan Agreement, Omnibus Agreement and Court Order and the other Loan Documents shall be secured by this Pledge and Security Agreement by the Borrower to the Note Holders and Secured Parties of the Shares.   Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, Omnibus Agreement and Court Order.
NOW, THEREFORE, in order to induce the Note Holders and Secured Parties to forebear the foreclosure of the Loans to the Borrower pursuant to and in accordance with the terms and conditions of the April 11, 2016 Court Order, and for other good and valuable consideration, the receipt and sufficiency of which Borrow hereby acknowledges, Borrower hereby covenants and agrees as follows:
1.       Pledge of Shares. Borrower and DMAGC hereby pledge and collaterally assign the Shares, and all Income and Proceeds thereof (as hereinafter defined), to the Note Holders and Secured Parties as collateral security for the payment and performance of the Borrower's obligations under the Loan Agreement, Omnibus Agreement and Court Order and the Loan Documents, including, but not limited to, the repayment of the Loans and all interest, charges, legal fees and other applicable fees with respect thereto. As used in this Agreement, "Income" means all current and future interest, dividends, distributions and other payments and benefits in whatever form with respect to the Shares and Proceeds ("Proceeds" means all proceeds from the sale or other disposition of the Shares).
2.       Delivery of the Shares. Borrower and DMAGC  herewith deliver to the Note Holders and Secured Parties all certificates evidencing the Shares and separate assignments of all of the Shares (whether or not evidenced by certificates) duly executed in blank, together with irrevocable stock powers and proxies which provide the Note Holders and Secured Parties with full and complete voting power and authority respecting the Shares; provided, however, that any such powers and authority can only be exercisable by the Note Holders and Secured Parties upon the occurrence of an Event of Default (as defined herein) and after a five (5) Business Day opportunity to cure.
3.       Grant of Security Interest/Pledged Interests.
(a)       The Borrower and DMAGC hereby grant to the Note Holders and Secured Parties a security interest in the Shares delivered herewith, and in all Income and Proceeds of the foregoing, to secure the payment and performance of the Borrower's obligations to the Note Holders and Secured Parties under the Loan Agreement, Omnibus Agreement and Court Order and the other Loan Documents, including, but not limited to, repayment of the Loans and all interest, charges, and fees with respect thereto.  DMAGC acknowledges and consents to the UCC-1 financing statement that has been filed by the Note Holders and Secured Parties against DMAGC.
(b)       Except for the existing liens set forth on Exhibit A, DMAGC owns the Shares free and clear of any lien.  No effective financing statements or other form of lien notice concerning all or any part of the Shares is on file in any recording office, except for those set forth on Exhibit A in favor of the Note Holders and Secured Parties.

4.       Rights Upon Event of Default. Upon the occurrence of an Event of Default under the Loan Agreement, Omnibus Agreement and Court Order, or any of the other Loan Documents, or breach of any of the terms and conditions of this Pledge Agreement, and after notice of such Event of Default by electronic mail or other written notice and a five (5) Business Day opportunity to cure period ("Event of Default"), the Note Holders and Secured parties shall then have all of the rights and remedies provided to them under said agreements and instruments and, in addition, the right to (a) without further action, transfer and take ownership of the Shares and underlying corporate assets; (b) exercise each and all the rights and privileges of a record holder of the Shares, including, without limitation, the right to sell, transfer, or otherwise dispose of the Shares and to retain and/or to collect any and all Income and Proceeds; and, (c) exercise all rights of a secured party under the Uniform Commercial Code as in effect in the State of New York upon the date hereof and under other applicable law, including, without limitation, to transfer ownership or private sale of the Shares or underlying corporate assets. All amounts the Note Holders and Secured Parties receive through the exercise of their rights as aforesaid shall be applied to the extent required to satisfy the obligations of the Borrower under the Loan Agreement, Omnibus Agreement and Court Order and the other Loan Documents.  Once all obligations of the Borrower to the Note Holders and Secured Partiers are satisfied, the Shares and any remaining collateral under the Loan Agreement, Omnibus Agreement and Court Order shall be returned to Borrower.
5.       Voting Rights.   Until all of the obligations of the Borrower to the Note Holders and Secured Parties are satisfied under the Notes and Loan Agreement, Onnibus Agreement and Court Order, the Note Holders and Secured Parties shall have all rights associated with ownership of the Shares; however, the Shares shall provide no voting rights except as set forth herein with regard to the rights of the Note Holders and Secured Parties in the Event of Default.  Further, until all of such obligations have been satisfied, the Note Holders and Secured Parties shall hold all of the Shares and stock powers.  For the avoidance of doubt, neither the Borrower nor DMAGC shall have any voting rights over the Shares from the date of this Pledge Agreement through the satisfaction of all the obligations and payment in full to the Note Holders and Secured Parties.  Upon the occurrence of an Event of Default the Note Holders and Secured Parties shall have full voting rights over the Shares.
6.       Protection of Shares. Borrower and DMAGC shall pay all taxes, charges and assessments against and relating to the Shares and do all acts necessary and appropriate to preserve and maintain the value thereof. In the event of the failure of Borrower or DMAGC to do so, Note Holders and Secured Parties may make such payments and take such actions on account thereof as it, in their sole discretion, deem desirable. Borrower shall reimburse Note Holders and Secured Parties immediately on demand for each and all such payments and any costs thereby incurred.
7.       Power of Attorney. Upon execution of this Agreement, Borrower and DMAGC hereby irrevocably appoint the Note Holders and Secured Parties as Borrower's attorney-in-fact, with full power of substitution, solely upon the occurrence of an Event of Default which is not cured within five (5) Business Days of receipt of notice via email or other commercially acceptable means, to (a) take any and all actions in Borrower/DMAGC's names and stead with respect to the Shares, (b) sell, transfer, assign or otherwise dispose of the Shares, (c) demand, collect, receive and recover all Income and Proceeds, and (d) execute in Borrower/DMAGC's name and deliver any documents and instruments required with respect to the Shares necessary for the exercise of the Note Holders' and Secured Parties' rights hereunder.
8.       Representations and Warranties of Borrower. Borrower represents and warrants that as of the date hereof:
(a)      DMAGC is the sole owner of the Shares and has the right, authority and capacity to pledge, transfer, assign, and grant a security interest in and to all right, title and interest in and to the Shares pursuant to this Pledge Agreement;
(b)      All of the capital stock of DMAGC is owned only by Roomlinx Inc. and all of the capital stock of Signal Point Telecommunications Corp., and Signal Share Software Development Corp., is owned by DMAGC;
(c)      The Shares are not subject to any right, security interest, lien, encumbrance or adverse claim of any third party except the interest of the Note Holders and Secured Parties arising under this Pledge Agreement;
(d)      This Pledge Agreement and consummation of the transactions set forth herein do not violate or constitute a breach of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound, or of any laws, statutes and regulations of the United States or any state or political subdivision thereof to which Borrower may be subject;
(e)      Except for this Pledge Agreement, there are no restrictions upon the sale, transfer or assignment of any of the Shares; and
(f)       The execution, delivery and performance hereof by Borrower are not in contravention of any prior obligation of Borrower or any obligation with respect to the Shares.
9.         Waivers. Borrower assents to any extension, modification or waiver of any obligation of Note Holders and Secured Parties.  No waiver or modification of any of the provisions hereof shall be binding on Note Holders and Secured Parties unless in writing and signed by Note Holders and Secured Parties and no waiver by Note Holders and Secured Parties of any rights they may have hereunder shall be deemed a waiver of any other rights they may have. All rights and remedies of Note Holders and Secured Parties shall be cumulative and may be exercised singly or concurrently.
10.        Costs. Borrower shall pay all costs including, without limitation, reasonable attorneys' fees, incurred by Note Holders and Secured Parties in protecting, enforcing or releasing any of their  rights hereunder.

11.       Additional Documents. Upon the request of Note Holders and Secured Parties, Borrower and/or DMAGC shall execute and deliver such further documents and take such further action as Note Holders and Secured Parties may reasonably request in order to fully effectuate the purposes of this Pledge Agreement and to protect their rights hereunder. Upon satisfaction of all of the Borrower's obligations to the Note Holders and Secured Parties under the Loan Agreement, Omnibus Agreement and Court Order and the other Loan Documents, and the termination of this Pledge Agreement, the Note Holders and Secured Parties shall deliver the Shares to DMAGC.
12.       Miscellaneous.
(a)     This Pledge Agreement shall be interpreted under and construed in accordance with the laws of the State of New York.
(b)     Any notice or other communications required or permitted hereunder shall be in writing via email or other commercial means and shall be given as provided in the Loan Agreement, Omnibus Agreement and Court Order.
(c)     This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
(d)     This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and cannot be changed or modified except by an instrument in writing signed by the party to be charged therewith.
(e)     Borrow and DMAGC agree that, until the Obligations have been paid and performed in full, neither the Borrower nor DMAGC can seek protection under United States Bankruptcy Laws or the bankruptcy laws or any other jurisdiction without the express, written permission of the Note Holders and Secured Parties.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this agreement as of the date first above written.

Signature Page Follows

DIGITAL MEDIA ACQUISITION GROUP CORP.

 By: /s/  Christopher Broderick
               Christopher Broderick, CEO

Signal Point Telecommunications Corp.

By: /s/  Christopher Broderick
              Christopher Broderick, COO

Signal Share Software Development Corp.

By: /s/  Christopher Broderick
             Christopher Broderick, COO

NOTE HOLDERS AND SECURED PARTIES:

Brookville Special Purpose Fund, LLC

By: /s/  Robert DePalo
              Robert DePalo, Managing Member

Veritas High Yield Fund, LLC

By: /s/  Robert DePalo
              Robert DePalo, Managing Member
Allied International Fund, Inc.

By: /s/  Rosemarie DePalo
             Rosemarie DePalo, CEO and Sole Shareholder

Roomlinx, Inc., solely as consenting Parent Corporation

By: /s/  Christopher Broderick
              Christopher Broderick, COO

EXHIBIT A

EXISTING LIENS and UCC-1 FILED

Signal Point Telecommunications Corp.

1)	Brookville Special Purpose Fund, LLC
2)	Veritas High Yield Fund, LLC
3)	Allied International Fund, Inc.
4)	EBF Partners LLC
5)	Powerup Lending Group Ltd.

Signal Share Software Development Corp.

1)	Brookville Special Purpose Fund, LLC
2)	Veritas High Yield Fund, LLC
3)	Allied International Fund, Inc.

A - 1